Date:        February 16, 2016

To:        William E. Albrecht

From:        Dan Watts

Re:        Amendment to Long-Term Incentive Award Terms

On February 10, 2016, the Compensation Committee of the Board of Directors approved amendment of the terms of the following unvested long-term incentive award(s) (“Award(s)”), to provide that you will be deemed to be in the employment of the Company for purposes of these awards for so long as you are serving as a member of the Board:

•	Restricted Stock Incentive Award granted on December 1, 2014 as a substitute for the Total Shareholder Return Incentive Award granted by Occidental on July 22, 2013

•	Restricted Stock Incentive Award granted on December 1, 2014 as a substitute for the Restricted Stock Incentive Award granted by Occidental on July 22, 2013

•	Restricted Stock Incentive Awards granted on December 1, 2014 as a substitute for the Return on Assets Incentive Awards granted by Occidental on July 22, 2013

•	Restricted Stock Incentive Award granted on December 1, 2014 as a substitute for the Restricted Stock Incentive Award granted by Occidental on July 9, 2014

•	Stock Option Award granted on December 1, 2014

•	Restricted Stock Unit Award granted on August 5, 2015

•	Performance Stock Unit Award granted on August 5, 2015

•	Stock Option Award granted on August 5, 2015

All other terms of these awards will remain unchanged. Please acknowledge your consent to the amendments.

I hereby acknowledge my consent to the amended terms of the applicable Terms and Conditions for the Award(s).

_/s/ William E. Albrecht_____
William E. Albrecht

_2/19/2016______________
Date